UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.Completion of Acquisition or Disposition of Assets.

On June 15, 2021, Repay Holdings Corporation (the “Company” or “REPAY”), completed the previously announced acquisition of BT Intermediate, LLC, a Delaware limited liability company (the “Target”), pursuant to the Agreement and Plan of Merger, dated as of May 7, 2021 (as amended or supplemented from time to time, the “Merger Agreement”) by and between the Company, the Target, Beckham Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Buyer”), Beckham Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Beckham Parent, L.P., a Delaware limited partnership (formerly known as BillingTree Parent, L.P.) (“Seller”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Target, with the Target being the surviving company of the merger (the “Acquisition”).  Following the Acquisition, the Company expects to contribute the subsidiaries of Target, including Electronic Payment Providers, LLC d/b/a BillingTree, to its indirect subsidiaries, consistent with the treatment of other Company operating companies.

Pursuant to the Merger Agreement, the Company paid an aggregate consideration of approximately $503.25 million, which consisted of (i) approximately $275 million in cash and (ii) 10,051,302 shares (the “Acquisition Shares”) of the Company’s Class A common stock at closing.  The number of Acquisition Shares was based on the average daily VWAP for the twelve-day trading period prior to the execution of the Merger Agreement.  The Merger Agreement also includes lock-up provisions pursuant to which Seller is restricted from transferring the Acquisition Shares for a 180-day period following the closing.  The Acquisition Shares currently represent approximately 10% of the outstanding voting power of all of the outstanding shares of the Company’s common stock.  Such voting power of the Acquisition Shares was calculated using a denominator of 98,460,001, which is the sum of (i) 90,526,108 shares of the Company’s Class A common stock (which number includes 2,303,749 shares of unvested restricted stock that have voting rights) and (ii) 7,933,893 Class A units in a subsidiary of the Company (which units are exchangeable into shares of the Company’s Class A common stock on a one-for-one-basis), in each case, outstanding as of June 15, 2021 after giving effect to the issuance of the Acquisition Shares.

The foregoing descriptions of the Merger Agreement and the Acquisition do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 10, 2021.

Item 3.01Unregistered Sales of Equity Securities

The information regarding the Merger Agreement under Item 1.01 above, including the issuance of the Acquisition Shares, is incorporated in its entirety in this Item 3.02 by reference. The issuance of the Acquisition Shares is a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Item 7.01.Regulation FD Disclosure.

On June 15, 2021, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The Company will file any financial statements required to be filed for Target not later than seventy-one (71) days after June 21, 2021.

(c) Pro Forma Financial Information.

The Company will file any pro forma financial information required to be filed for Target not later than seventy-one (71) days after June 21, 2021.

(d) Exhibits

Exhibit No.	Description

10.1*

Limited Consent, Waiver and First Amendment to Amended and Restated Revolving Credit Agreement, dated June 15, 2021, by and among Repay Holdings Corporation, Hawk Parent Holdings LLC, Truist Bank, as administrative agent, and the other parties thereto

99.1*	Press Release issued June 15, 2021 by Repay Holdings Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: June 15, 2021	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel